EXHIBIT 99.1

Eden Bioscience Announces Board of Directors' Approval of Plan of Dissolution and Liquidation

WOODINVILLE, WA -- (Marketwire -- December 5, 2008) -- Eden Bioscience Corporation (NASDAQ: EDEN) announced today that its Board of Directors determined, in its best business judgment after consideration of available strategic options, that it is in the best interests of the Company and its shareholders to liquidate the Company's assets and to dissolve the Company.  The Company's Board of Directors approved a plan of dissolution and liquidation of the Company (the "Plan"), subject to shareholder approval.  The Company intends to hold a special meeting of shareholders to seek approval of the Plan and will file related proxy materials with the Securities and Exchange Commission in the near future.

The Plan contemplates an orderly wind down of the Company's business and operations.  If the Company's shareholders approve the Plan, the Company intends to file articles of dissolution, sell or otherwise dispose of its non-cash assets, satisfy or settle its remaining liabilities and obligations, including contingent liabilities and claims, and make one or more distributions to its shareholders of cash available for distribution, subject to applicable legal requirements.  Following shareholder approval of the Plan and the filing of articles of dissolution, the Company would delist its common stock from NASDAQ.

In February 2007, the Company completed the sale of its proprietary harpin protein technology and substantially all of the assets related to its worldwide agricultural and horticultural markets to Plant Health Care, Inc.  Since that sale, the Company's business strategy has been to use any revenue generated by its home and garden business to support the Company's continued operations while it explored whether there may be opportunities to realize potential value from the Company's remaining business assets, primarily its tax loss carryforwards.  Despite its significant efforts, the Company has been unable to identify an acceptable transaction that would enable it to implement this utilization strategy.  At the same time, the Company has continued to incur net losses in its home and garden business.  Given these and other circumstances, the Company's Board of Directors, after careful evaluation of strategic alternatives available with respect to the Company's future operations, concluded that the distribution of the Company's assets in liquidation was in the best interests of the Company and its shareholders when compared to other alternatives.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This press release is for informational purposes only.  It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Eden Bioscience Corporation.  In connection with the proposed Plan, the Company intends to file with the Securities and Exchange Commission ("SEC") a proxy statement and other relevant materials.  THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN.  Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC's web site at http://www.sec.gov.  In addition, the Company will mail a copy of the definitive proxy statement to shareholders of record on the record date when it becomes available.  A free copy of the proxy statement when it becomes available and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Eden Bioscience Corporation, Attn: Secretary, 14522 NE North Woodinville Way, Suite 202B, Woodinville, WA 98072, or accessing the "About Us—Investor Information" section of the Company's website at http://www.edenbio.com.  Shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Plan.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the proposed Plan.  Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation will be included in the proxy statement filed by the Company with the SEC.

Cautionary Statement About Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology.

Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  The Company’s actual results may differ materially from those expressed or implied by these forward-looking statements based on a number of factors, including failure of the Company's shareholders to approve the proposed Plan, the Company's ability to sell its assets in a timely manner or at all pursuant to the proposed Plan, the Company's ability to settle, make reasonable provision for or otherwise resolve its liabilities and obligations, the risk that the Company may not have sufficient funds to operate its remaining business, the risks associated with the Company’s dependence on Plant Health Care, Inc. as the source of harpin protein-based products for the Company’s home and garden business, the competitive nature of the markets in which the Company operates, a change in economic conditions, the Company’s ability to retain existing customers and to attract new customers, the Company’s ability to retain qualified personnel, the Company’s anticipated operating losses, uncertainties regarding the availability of additional capital, and the other risks and uncertainties described in Eden Bioscience’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s Quarterly Reports on Form 10-Q and the Company’s other reports filed with the SEC.  Readers are cautioned that these forward-looking statements, including, without limitation, statements regarding the liquidation and dissolution of the Company pursuant to the terms of the Plan, the availability, amount or timing of any liquidating distributions to shareholders and other statements contained in this press release regarding matters that are not historical facts, are only estimates or predictions.  Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this press release.  The Company undertakes no obligation to update any forward-looking statements.

CONTACT
Nathaniel T. Brown
Eden Bioscience Corporation
14522 NE North Woodinville Way, Suite 202B
Woodinville, WA 98072
425-984-2120
Fax: 425-806-7400